UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2013

Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1735 E. Fort Lowell Road, Suite 9, Tucson, Arizona 85719

(Address of principal executive offices) (Zip Code)

(520) 989-0020

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Note with LG Capital Funding, and Convertible Note with GEL Properties

On November 4, 2013, Titan Iron Ore Corp. (the “Company”) entered into a securities purchase agreement (the “LG SPA”) with LG Capital Funding LLC (“LG”), pursuant to which the Company will sell one-year, 6% Convertible Redeemable Notes to LG ( the “LG Notes”) and may receive tranches of financing of up to $50,000 in the aggregate. LG has funded $15,000 at closing on November 13, 2013, (the “Initial Funding”). Titan can request additional tranches of financing (up to $50,000 in the aggregate) from LG within 90 days of the Initial Funding. The term of each funding under the LG Notes is one year (the “LG Maturity Date”), upon which the outstanding principal amount for each funding is payable. Amounts funded plus interest under the LG Notes are convertible into common stock at any time after the requisite rule 144 holding period, at the holder’s option, at a conversion price equal to 60% of the lowest closing prices in the 5 trading days previous to the conversion. In the event the Company prepays the note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 90 days thereafter, (ii) 140% if prepaid 91 days following the closing through 180 days following the Issue Date, (iii) 150% if prepaid after 180 days following the closing. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the note becomes immediately due and payable. The Company paid LG $1,000 for its legal fees and expenses, and will pay a 3rd party broker a $1,500 commission.

In connection with the LG transaction, on November 4, 2013, the Company issued an 8% Convertible Redeemable Promissory Note (the “LG Replacement Note”) to LG,  in the face amount of $20,000, with a term to November 4, 2014 (the “LG Replacement Note Maturity Date”). Interest accrues daily on the outstanding principal amount of the Note at a rate per annual equal to 8% on the basis of a 365-day year The LG Replacement Note was issued in exchange for the surrender by GEL to the Company of $20,000 of the face value of a 5% Convertible Preferred Debenture dated October 18, 2012, granted by the Company in favor of the Marie Baier Foundation (the “Baier Note”). By virtue of a Debt Purchase Agreement dated November 4, 2013, LG purchased $20,000 of the Baier Note, and the parties agreed to exchange this amount of the Baier Note for the LG Replacement Note. Provided certain conditions are met, the LG Replacement Note and accrued interest is convertible into common stock at any time after the issuance date, at LG’s option, at a conversion price equal to a 50% discount to the average of the two lowest closing bid prices for the ten trading days prior to conversion. The Company has no right to prepay the LG Replacement Note in full or in part. On the occurrence of certain events, at the request of the holder, the Note is payable at 150% of face amount plus accrued and unpaid interest. In the event of default, the amount of principal and interest not paid when due bear interest at the rate of 24% per annum and the Note becomes immediately due and payable.

On November 4, 2013, the Company issued a one-year, 6% Convertible Redeemable Note (the “GEL Note”) to GEL Properties LLC (“GEL”) pursuant to which GEL funded $15,000 at closing on November 12, 2013. The Company also issued two (2) separate 6% Convertible Redeemable Notes dated November 4, 2013, in the amount of $22,500 each to GEL (the “GEL Back-End Notes”), in exchange for which GEL issued to the Company two 6% secured promissory notes each in the amount of $22,500 (the “ GEL Payment Notes”), to secure funding under the GEL Back End Notes. The GEL Payment Notes are secured by a security interest in a pledge account which holds other securities. Payment to the Company under the first GEL Payment Note will be no later than July 3, 2014, and second is no later than September 3, 2014, unless certain conditions exist. The term of the GEL Note and each GEL Back End Note is one year, upon which the outstanding principal amount is payable. The amount funded plus accrued interest under each GEL Note and GEL Back End Note is convertible into common stock at any time after the requisite rule 144 holding period, at the holder’s option, at a conversion price equal to 60% of the lowest closing prices in the 5 trading days previous to the conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 90 days thereafter, (ii) 140% if prepaid 91 days following the closing through 180 days following the Issue Date, (iii) 150% if prepaid after 180 days following the closing. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the note becomes immediately due and payable. For each GEL Note, the Company will pay GEL $1,500 for its legal fees and expenses, and will pay a 3rd party broker a 10% commission on the principal amount of each Note.

In connection with the GEL transaction, on November 4, 2013, the Company issued an 8% Convertible Redeemable Promissory Note (the “GEL Replacement Note”) to GEL,  in the face amount of $20,000, with a term to November 4, 2014 (the “LG Replacement Note Maturity Date”). Interest accrues daily on the outstanding principal amount of the Note at a rate per annual equal to 8% on the basis of a 365-day year The GEL Replacement Note was issued in exchange for the surrender by GEL to the Company of $20,000 of the face value of a 5% Convertible Preferred Debenture dated October 18, 2012, granted by the Company in favor of the Marie Baier Foundation (the “Baier Note”). By virtue of a Debt Purchase Agreement dated November 4, 2013, GEL purchased $20,000 of the Baier Note, and the parties agreed to exchange this amount of the Baier Note for the GEL Replacement Note. Provided certain conditions are met, the GEL Replacement Note is convertible into common stock at any time after the issuance date, at GEL’s option, at a conversion price equal to a 50% discount to the average of the two lowest closing bid prices for the ten trading days prior to conversion. The Company has no right to prepay the GEL Replacement Note in full or in part. On the occurrence of certain events, at the request of the holder, the Note is payable at 150% of face amount plus accrued and unpaid interest. In the event of default, the amount of principal and interest not paid when due bear interest at the rate of 24% per annum and the Note becomes immediately due and payable.

The Company issued the Notes described herein and intend to issue shares of common stock described herein in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

Contemporaneous with these financings, a total of $40,000 of the previous 5% Convertible Debenture issued to the Marie Baier Foundation was retired, leaving a principal balance of $34,066 owing on this Debenture as of November 4, 2013.

The full text of the forms of the Securities Purchase Agreement, the Notes, and related documents described above are attached hereto as Exhibits 10.1 through 10.8 below.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Exhibit Description
10.1	Securities Purchase Agreement with LG Capital Funding LLC

10.2	8% Convertible Redeemable Notes with LG Capital Funding LLC

10.3	8% Convertible Redeemable Note with LG Capital Funding LLC

10.4	6% Convertible Redeemable Notes with GEL Properties LLC

10.5	Gel Properties LLC Secured Promissory Note GEL Back End Security Note 1 of 2

10.6	Gel Properties LLC Secured Promissory Note GEL Back End Security Note 2 of 2

10.7	6% Convertible Redeemable Promissory Note with GEL Properties LLC

10.8	Debt Purchase Agreement between LG Capital Funding LLC and the Marie Baier Foundation

10.9	Debt Purchase Agreement between GEL Properties LLC and the Marie Baier Foundation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.

Date: November 14, 2013	By:	/s/ Andrew Brodkey
Name: Andrew Brodkey
Title: CEO and President